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                              NEWS RELEASE

FOR IMMEDIATE RELEASE                                  Contact John W. Corey
January 26, 1999                                                President
                                                       (765) 742-1064



                   LSB Financial Corp. Announces Completion of
                             Stock Repurchase Pogram
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     LSB Financial Corp. (NASDAQ:LSBI),  the parent company of Lafayette Savings
Bank, FSB, today announced the completion of its latest repurchase of 5% of its shares. The Company repurchased 45,691 shares in the open market over an eight month period. The repurchased shares will be retired into authorized but unissued status.

     LSB President and CEO John W. Corey stated, "We are pleased to announce the successful completion of this stock repurchase program which typifies our efforts to maximize long-term shareholder value. We believe that by continuing to execute our business plan and taking advantage of the opportunities presented to us by the market, we will continue to reward our shareholders for the confidence they place in us."

     The closing price of LSB stock on January 21, 1999, was $27.25 per share as reported by the NASDAQ stock market.